Exhibit 31

CERTIFICATION OF CHIEF EXECUTIVE AND FINANCIAL OFFICER REQUIRED BY RULE 13a-14(a)/15d-14(a)

CERTIFICATIONS

I Barry Yantis, certify that:

1.	I have reviewed this Annual Report on Form 10-KSB of Chase General Corporation;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this annual report;

4.	I am the small business issuer’s certifying officer and am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the small business issuer and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiary, is made known to me by others within that entity, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the small business issuer’s board of directors (acting as the audit committee):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date:	9-27-04

/s/ Barry M. Yantis
Barry M. Yantis
Chief Executive Officer, President and Treasurer

Exhibit 31.1

CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, U.S.C.

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Barry Yantis, Chief Executive Officer, President and Treasurer of Chase General Corporation (the “Company”), certify pursuant to Section 1350, Chapter 63 of Title 18 U.S.C. as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Annual Report on Form 10-KSB of the Company for the year ended June 30, 2004 (The “Report”) fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 9-27-2004

/S/ BARRY M. YANTIS
Barry M. Yantis
Chairman of the Board, Chief Executive Officer,
President and Treasurer